UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(D) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2005

DIABETIC TREATMENT CENTERS OF AMERICA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	333-382580	59-3733133
(State or other Jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer I.D. No.)

975 East 5400 South

Suite 100

Salt Lake City, Utah 84117

(801) 207-1816

(Address, including zip code, and telephone and facsimile numbers, including area code, of registrant’s executive offices)

NOT APPLICABLE

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 - DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On November 22, 2005, Arden Oliphant resigned as President, Chief Executive Officer and Chairman of the Board of Diabetic Treatment Centers of America, Inc. (the “Company”). Mr. Oliphant has resigned as President, Chief Executive Officer and Chairman of the Board of the Company to pursue other personal interests. At the time of his resignation, Mr. Oliphant possesses no shares of the Company securities. He is not owed any compensation for his services as President, Chief Executive Officer or Chairman of the Board of the Company.

Also on the same date, the Board of Directors appointed Scott Allen as the Interim President, Chief Executive Officer and Chairman of the Board of the Company. Scott Allen is the owner of Fit-Well, a prosthetic limb company and orthopedic appliance company with multiple locations throughout Utah. Mr. Allen has over 25 years’ experience in the treatment of the end-stage complications of diabetes, which is the target market of vascular stimulation therapy. Mr. Allen is a member in the American Academy of Orthotists & Prosthetists and the International Society for Prosthetics and Orthotics. Mr. Allen holds three United States Patents related to prosthetic feet and is also the founder of Corporation Fitness Wellness Centers, a nonprofit company which provides therapy, support, instruction and training to amputees to aid in their recovery and improves their quality of life.

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be singed on its behalf by the undersigned hereunto duly authorized.

DIABETIC TREATMENT CENTERS OF AMERICA, INC.

Dated: November 22, 2005	By:	/s/ Scott Allen
Scott Allen
Chief Executive Officer